Form C

Cover Page

Name of issuer:

ClassApps, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 12/15/2017

Physical address of issuer:

706 E 19th Street
Kansas City MO 64108

Website of issuer:

http://www.classapps.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

75,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $75,000; interests will be sold in increments of $1.

Target offering amount:

$75,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

8/10/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$206,501.00	$633,994.00
Cash & Cash Equivalents:	$1,644.00	$11,558.00
Accounts Receivable:	$41,729.00	$0.00
Short-term Debt:	$161,192.00	$13,912.00
Long-term Debt:	$0.00	$455,239.00
Revenues/Sales:	$203,711.00	$376,958.00
Cost of Goods Sold:	$57,879.00	$62,033.00
Taxes Paid:	$0.00	$0.00
Net Income:	($161,323.00)	($3,253.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

ClassApps, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sheryl Briggs	President of ClassApps, Inc.	ClassApps	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sheryl Briggs	President	2017
Sheryl Briggs	Secretary	2017
Sheryl Briggs	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sheryl Briggs	980000.0 Class A Common Stock	98.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Terms of subsequent financings may adversely impact your investment.

We may need to engage in other common equity, debt, or preferred stock financing in the future. As a result of these additional offerings, your rights and the value of your investment in the Common Stock into which the SAFE could be converted, could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise additional equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment, including, a lower purchase price.

Intellectual property could be unenforceable or ineffective.

One of our most valuable assets is our intellectual property, however, companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our software, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party's intellectual property rights, we may be required to cease operating our software, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for our software. We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which lawsuits could be expensive, time consuming and distract management's attention from our core operations.

There are several potential competitors who are better positioned.

We compete with larger and more established survey software companies such as Survey Monkey, which have better financial means and marketing/sales and human resources than us. They may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the software developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that that competition will intensify.

Product improvements.

In order to compete, we need to rapidly make updates to our product offerings as the market demands. These product improvements and transitions have no guarantees of success.

Third party providers.

We rely on third-party service providers to operate, such as Microsoft, AWS, MozyPro, Elevaon, Godaddy and potential new third-party services we are not using yet to host our software, DNS, domain names, SSL certificates, IP addresses, off-site backups and merchant services. Any interruption or downtime in these third-party services could have a negative impact on our ability to deliver our software to our users and customers. Unless we become completely independent of third-party services, we remain subject to the risk that third party providers will be unable to meet our needs.

Breaches of our systems.

Any breach of our systems, databases, or other information may have a significant legal and monetary impact on our business and reputation.

We depend on certain key personnel.

Our future success depends on the efforts of key personnel and consultants, especially our founder, Sheryl Briggs. The loss of services of Ms. Briggs or any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Management discretion as to use of proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Limited Transferability and Liquidity.

Each Investor agrees that it will acquire our securities for investment purposes only and not with a view towards distribution. Certain conditions imposed by the Securities Act must be satisfied prior to any sale, transfer, conversion or other disposition of our securities. No public market exists for our securities and no market is expected to develop.

A majority of our Common Stock is owned by our CEO.

As of the date hereof, Sheryl Briggs, our sole officer and director, owns over 98% of the shares of our issued and outstanding Common Stock. Assuming the investors in this offering exercise their SAFE's, she will still own and control a majority of our outstanding common stock. Therefore, Ms. Briggs will be able to control our management and affairs and most matters requiring stockholder approval, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership and voting power may have the effect of delaying or preventing a change in control, which may not be in the best interest of our other stockholders.

There is no current market for our securities.

There is no established public trading market for our securities, however, we do not have plans to apply for or otherwise seek trading or quotation of our securities on an over-the-counter market. Investors should assume that they may not be able to liquidate their investment for some time.

Securities

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Sheryl Briggs is the owner of several other businesses which she operates passively. This obligations may distract from her role as full time founder and CEO of ClassApps Inc.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$75,000**

Use of Proceeds: We intend to push marketing and sales to gain market share with SelectSurvey v5! 50% Sales and Marketing (this will go to marketing and lead generation), 25% SaaS Infrastructure (costs of the hardware/service required for new client accounts), 20% Product Development/Customer Service (help pay for a tech support/customer service representative to uphold our high customer service level) 5% Wefunder Intermediary Fee

---

If we raise: **$200,000**

Use of Proceeds: We intend to push marketing and sales to gain market share with SelectSurvey v5! 40% Sales and Marketing (this will go to marketing and lead generation services and to pay for a technical sales associate), 20% SaaS Infrastructure (costs of the hardware/service required for new client accounts), 35% Product Development/Customer Service (help pay for a tech support/customer service representative to uphold our high customer service level) 5% Wefunder Intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: We intend push marketing and sales to gain market share with SelectSurvey v5! 30% Sales and Marketing (this will go to marketing and lead generation, and to hire a high level technical sales expert that can close high dollar sales and manage a sales team), 20% SaaS Infrastructure (costs of a system engineer to manage the hardware/service required for new client accounts), 45% Product Development/Customer Service (costs of a customer service and technical support expert and software developers) 5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors. The Company reserves the right to convert Preferred Stock to Common Stock at their discretion.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4M and a discount rate of 95%

Additional Terms of the Valuation Cap.

For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** and underlying stock options.

Voting Rights. Investors will not receive voting rights.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases:

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	2,500,000	0	No

Class A Common Stock	2,500,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

N/A

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the certificate of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being
issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at
that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we may perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We may analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Quick Books Capital
Issue date	10/24/17
Amount	$17,000.00
Outstanding principal plus interest	$11,210.00 as of 01/01/18
Interest rate	2.62% per annum
Maturity date	04/02/18
Current with payments	Yes

Quick Books Capital Line of Credit

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Atomic Design LLC which is solely owned by Sheryl Briggs, our sole officer and director and majoority shareholder owns the building where ClassApps operates, and leases office space to Class Apps in exchange for $3080 per month. The lease expires at the end December 2018. Review details of this relationship in attached financials.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Every large company uses internal and external survey software to help their decision making. ClassApps's flagship product, SelectSurvey.NET, is an online survey tool that empowers businesses to make informed decisions quickly with heavily encrypted software that's secure, powerful, and robust. Our clients use our software for things like onboarding, internal managerial decisions, and customer feedback, making us a vital operations tool for some of the largest companies in the world.

Already profitable, ClassApps' ambition is to maintain a 40% growth rate and be acquired by a larger software company in the next 5 years. Our software is compliant with the new General Data Protection Regulation international standards and our competitors' products are not, which means we're in position to grab a large share of the $3 billion survey software industry when those standards go into effect later this year.

Atomic Design LLC, Class Apps LLC and Class Apps Inc. Explanation

Atomic Design LLC, which is solely owned by Sheryl Briggs, our sole officer and direcor and majority holder, owns the building where ClassApps operates and leases office space to ClassApps in exchange for $3080 per month. On January 1 2017, Atomic Design, LLC, transferred us our software assets to ClassApps LLC, ClassApps LLC was merged into ClassApps Inc on 1/1/2018.

All 3 entities' financials are attached to this Form C.

Milestones

ClassApps, Inc. was incorporated in the State of Delaware in December 2017.

Our milestones so far are:

- We have more than 5,000 enterprise, academic, and government clients in 124 countries, including Microsoft, Dow Chemical, and 30 other Fortune 100 companies.
- Ranked a Top 20 online survey tool by Capterra.
- Our data encryption is GDPR and HIPAA compliant and we support multiple enterprise login authentications.
- Survey software is a $3 billion industry.
- Client retention rate is 95%.
- Our cost per lead is $22 per client and the average sale is $1,000.

Historical Results of Operations

ClassApps Inc. was organized in December 2017. The financial statements included within the Form C reflect the historical results of Atomic Design, then ClassApps LLC and ClassApps Inc. Atomic Design LLC transferred the IP and software on January 1, 2017. Class Apps LLC transferred assets to Class Apps Inc. on 1/1/18. The Inc. is a new entity and we did not transition any activity to this entity until 1/1/18. Because ClassApps Inc. has is a new entity it has limited operations upon which prospective investors may base an evaluation of its performance.

ClassApps Inc.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.

- *Assets.* As of December 31, 2017, the Company had total assets of $0, including $0 in cash.

- *Net Income.* The Company has had net income of $0 for 2017.

- *Liabilities.* The Company's liabilities totaled $0 for 2017.

ClassApps LLC

-*Revenues & Gross Margi*n. For the period ended December 31, 2017, the company had revenues of $203,711

- *Assets.* As of December 31, 2017, the Company had total assets of $206,501, including $1,644 in cash.

-*Net Income.* The Company had had net loss of $161,323 in 2017.

-*Liabilities.* The company's liabilities totaled $161,192 as of December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $17,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

ClassApps, Inc.'s cash in hand is $1,644, as of January 2018. Over the last three months of 2017 (operating as ClassApps LLC), revenues averaged $12,618/month, cost of goods sold averaged $6,291/month, and operational expenses have been exceedingly high recently due to legal and accounting expenses which have averaged $22,534/month, for an average burn rate of $16,207 per month. To lower expenses in the short term, the founder has cut her salary by 50%. Sheryl Briggs intends to provide additional working capital to ensure the company remains solvent for the next three months. Our intent is to be profitable in 3 months.

We have invested time and money in developing a new product, planning for infrastructure surrounding new product, and sales and marketing plan for new product launch.

In the next 3-6 months we expect our expenses to increase as we ramp up sales and marketing around the release of SelectSurvey.NET v5, implementing a new sales and marketing strategy, and automating a new cloud data center that is easily scaleable for rapid growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

    C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.classapps.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1
- Financials 2
- Financials 3

Appendix D: Director & Officer Work History

- Sheryl Briggs

Appendix E: Supporting Documents

INVEST IN CLASSAPPS, INC.

Empowering Businesses With Next Generation Online Survey Software

"Every large company uses internal and external survey software to help their decision making. ClassApps's flagship product, SelectSurvey.NET, is an online survey tool that empowers businesses to make informed decisions quickly with heavily encrypted software that's secure, powerful, and robust. Our clients use our software for things like onboarding, internal managerial decisions, and customer feedback, making us a vital operations tool for some of the largest companies in the world.



Sheryl Briggs
PRESIDENT, CLASSAPPS, INC.

FOLLOW US FOR UPDATES SHARE TWEET


SELECTSURVEY.NET V5.0
495
947
328
Active Surveys

$0 raised of $75K-$1.07M goal

$100 min by Wefunder Portal LLC **INVEST**

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in ClassApps, Inc. If you invest, you're betting the company will be worth more than $5M in the future.

EARLY BIRD BONUS: $4M Valuation Cap & 5% Discount

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a valuation cap of $4M and a discount of 5%.

INVESTOR PERKS

$250+	Thank you note from the Founder.
$500+	All the perks from the previous level, plus a ClassApps mini spin wallet card custom USB flash drive.
$1,000+	All the perks from the previous level, plus a ClassApps powercard mobile charger.
$2,500+	All the perks from the previous level, plus a ClassApps mug.
$5,000+	All the perks from the previous level, plus we will share with you major investor updates. In these updates, we share our strategy for the coming year, our monthly execution plan and progress.
$10,000+	All the perks from the previous level, plus spend a day with us in Kansas City, MO. You will meet the team, get a special product presentation, and enjoy a nice dinner with the founder on us. *Travel and hotel expenses are your business expense.
$25,000+	All the perks from the previous level, plus you will be considered a "major investor" with additional share ownership rights as specified in the SAFE (Simple Agreement for Future Equity) including the right to vote your shares and participate in all shareholder meetings in person or by proxy and Pro Rata Rights which allow you to purchase more shares in future funding rounds to avoid dilution.

OUR AMBITION

Already profitable, ClassApps' ambition is to maintain a 40% growth rate and be acquired by a larger software company in the next 10 years. Our software is compliant with the new General Data Protection Regulation international standards and some competitors' products are not, which means we're in position to grab a large share of the $3 billion survey software industry when those standards go into effect later this year.

KEY FACTS

- We have over 3,000 enterprise, academic, and government clients in 124 countries, including Microsoft, Dow Chemical, and many other Fortune 100 companies.
- Automated surveys. Workflow logic, automated survey creation, automated emails via SelectSurvey.NET API, ActiveLogic and ResponseLogic.
- Data Encryption for GDPR, HIPAA and 508 compliance for government, academic and European countries. We support multiple enterprise login authentications.
- We provide excellent customer service. Ranked Top 20 online survey tool by Capterra, with top review ratings on multiple review sites.
- Survey software is a $3 billion industry.
- Our cost per lead is $22 per client and the average sale is $1,000.

classapps.com *from Kansas City Missouri* TECH SOFTWARE B2B TECHNOLOGY B2C COMPLIANCE API ADVERTISING API COMPLIANCE ADVERTISING B2B ANALYTICS ARTIFICIAL INTELLIGENCE

Why I Like ClassApps, Inc.

> *"SelectSurvey.NET is actually saving lives here with the Army, where we use SelectSurvey.NET surveys to detect post traumatic stress and provide alerts if troops are showing signs that they could be suicidal. SelectSurvey.NET offers fully encrypted data and the highest security as well as private cloud services."*

Neal Kite

CHIEF, INFORMATION TECHNOLOGY BRANCH OF THE ARMY MISSION COMMAND CENTER OF EXCELLENCE

THE BUZZ ABOUT CLASSAPPS, INC.

"Microsoft chose SelectSurvey.NET above all other online survey applications for community-wide survey and advisory panel programs. SelectSurvey.NET is written for the .NET Framework, utilizes SQL Server, and integrates with all other Microsoft products, as well as Federated Active Directory."

Michael Berg

Senior UX Program Manager, Microsoft

Fantastic product -- this little tool has lots of features and we use it a lot.

Charles R.

Client

Flexible survey software, great technical support, fair prices.

Kevin B.

Client

SelectSurvey tops for our Health care organization.

Frank D.

Client

Select Survey - easy to use and reliable.

Sumit A.

Client

SelectSurvey.NET Reviews (3 Reviews) - SelectSurvey.NET Community Feedback Score: 5.00 - Jan 2018

SelectSurvey.NET Reviews, 3 Reviews and a Community Feedback Score of 5.00. Read what others say about SelectSurvey.NET and learn why the crowd and the community has given them a 5.00 out of 5.0.
January 29, 2018 @ crowdreviews.com

Best Survey Software | 2017 Reviews of the Most Popular Systems

Find and compare Survey software. Free, interactive tool to quickly narrow your choices and contact multiple vendors.
October 11, 2017 @ capterra.com

#1 in retention marketing

ClassApps SelectSurvey.NET is the #1 product in Retention Marketing
January 29, 2017 @ siftery.com

SelectSurvey.NET Reviews | G2 Crowd

Filter 18 reviews by the users' company size, role or industry to find out how SelectSurvey.NET works for a business like yours.
January 5, 2016 @ g2crowd.com

A Crucial Tool For Fortune 100 Companies

Our heavily encrypted software makes it easy for Fortune 100 companies to securely do business across all of their global locations. They can send internal reports, onboarding tools, and compliance checks, and most importantly, conduct secure external surveys via our flagship product, SelectSurvey.NET. We aren't a survey tool for friends planning a vacation -- we're an essential tool for Fortune 100 companies to make smart, informed decisions.


SS.NET
TRIVIA GAME SHOW
classapps


SELECTSURVEY.NET V5.0
495
Create Survey
947
Email Lists
328
Reports
Active Surveys
Test Survey A
Total Responses

Trusted By Some of the Biggest Companies in the World

We don't have an excellent customer retention rate by accident. We work with more than 30% of the Fortune 100, so our clients are too big to use inferior, unsecured tools -- they need survey software with the capability to be just as robust as they are.

Microsoft

Morgan Stanley

Honeywell

intel

BOEING

U.S. ARMY

Hilton

VISA

We're Internationally Compliant

Later this year, the General Data Protection Regulation (GDPR) international standards go into effect, meaning that all companies with locations outside the U.S. must use software complaint with those new standards. The consequence for ignoring these standards is a $1 million fine. ClassApps is one of the few survey companies already GDPR compliant, so there will soon be significant market share for us to acquire. So far we're 100% bootstrapped, but we're raising money now in order to ramp up our marketing and sales team in order to grab as much of that market share as we can.

Our Progress So Far

January 2017 — **ClassApps LLC created**
Our company was spun off from Atomic Design, a company Sheryl Briggs also founded.

January 2018 — **ClassApps LLC Merged into ClassApps Inc.**
This allows us to take on investors.

February 2018 — **Launch of New Marketing and Sales for New Product**

February 2018 — **We Release SelectSurvey.NET v5, the Next Generation Survey Product**

May 2018 — **Infastructure, Sales, and Marketing Expansion**

December 2018 — **$2 Million in Sales By End of 2018**

Let's Survey Together

Dear Investors,

ClassApps already has clients, sales, and a product that has an edge and is proven in the marketplace. Our next generation product is ready to launch, and capital from this campaign will go to the sales and marketing of that product. In addition to that, there are other products in development as well as integrations with other products that will give us much higher visibility in the market.

ClassApps's niche is with large medical firms, research companies, and large enterprises with international offices that require GDPR compliance. We are currently the only GDPR compliant online survey software for use by governments, fortune companies, medical, and HR onboarding, and as such have grown our international client base. Because of this edge, we believe now is the time where extra marketing and sales dollars could be a game changer for ClassApps.

Up to now, ClassApps has been 100% bootstrapped. Some clients have built their entire businesses around our software and our customer retention is amazing due to our excellent customer service record.

Employee Caleb says, "Who wouldn't want to invest in the next Qualtrics?" Our competitor's clients come to us and say how much better our product is. So, we have 2.1 billion dollars of market share to take away from them. All we need is the capital to ramp up sales and advertising and new pricing with the new product, which will help put ClassApps where it should already be in the $3 billion online survey market.



Sheryl Briggs and the ClassApps Team

2018 Sales increase of 250%

We just started selling SelectSurvey.NET v5, which is providing a 250% sales increase from January to February 2018, and a $100,000 increase in accounts receivable from February to March, 2018.

January	February	March
$20,015 Actual Sales, $26,000 A/R	$50,338 Sales, $75,000 A/R	Sales Still Coming In, $175,000 A/R

Support Women Led Businesses! Female Founders only got 2% of VC capital in 2017. Read article here: http://fortune.com/2018/01/31/female-founders-venture-capital-2017/

Founder



Sheryl Briggs

President

Serial entrepreneur. Persistent, tough and driven. Leader for other women entrepreneurs.

AND THE REST OF THE TEAM



Caleb Curry

Caleb Curry

Caleb is a full time employee and software developer for ClassApps.



Casie Nelson

Fortiviti Accounting Services

Shauna, Sandy and Casie with Fortiviti handle all of our invoicing, billing, payroll and taxes.

Interview

Wefunder interviewed Sheryl Briggs on October 19, 2017.

– COLLAPSE ALL

WF: What does ClassApps do?

BRIGGS: ClassApps is a software company whose primary product is SelectSurvey.NET. SelectSurvey.NET is the next generation of online survey software, using the latest technology to allow anyone to easily design, deploy, and analyze data. Available via SaaS (Software as a Service) or On-Premise (installed on client's network or Private Cloud), SelectSurvey.NET empowers businesses to make informed decisions, fast.

WF: What makes your product different from other survey software?

BRIGGS:

The key advantage that ClassApps has over the competition is our high-level enterprise security and user management features. Our data encryption is GDPR and HIPAA compliant, and we support multiple enterprise login authentications including Active Directory and Active Directory Federated logins that securely work with our client's network, enabling their employees to use their company network logins to access SelectSurvey.NET.

Most companies need a platform that is easily integrated with their data warehouse and centralized reporting. With our security compliance, integrated SSO and Federated Services for user security and management, and robust API, we are positioned to be the logical choice for forward-looking companies.

WF: What other software falls under the ClassApps umbrella?

BRIGGS: ClassApps also sells add-ons and services directly related to SelectSurvey.NET. Active Logic is an add-on that adds completion workflow logic to any survey. It automates sending out emails, making API calls, assigning surveys to a user's workspace, and triggering other surveys to deploy based on the answers to a survey.

The login integration is another add-on. We also sell training, consulting, survey design, and template design services as well as technical support and installation service for the on-premise software.

WF: Do companies pay for these add-ons individually or do they pay for one service and get all of this additional software?

BRIGGS: Clients purchase the add-on license as an extra cost with the one-year, two-year, or three-year SelectSurvey.NET license. With the cloud software as a service, it is an extra fee on the monthly recurring amount.

WF: Who are your customers?

BRIGGS: We have customers in over 124 countries around the world. Our application is globalized and works in 164 different languages. We have over 30 Fortune 100 clients and over 3,000 enterprise, academic, and government clients.

WF: Why do companies need such strong security for their surveys?

BRIGGS:

Security and compliance standards exist and are required worldwide by any business that has offices in Europe, via the Global Data Protection Guidelines (GDPR). Our U.S. clients that have offices in Europe must comply, or the alternative is a one million dollar fine.

In addition to the requirements, clients want to control their data, and they don't want it to get into the wrong hands. Survey data can provide integral and confidential information to our clients. An example of that would be employee onboarding surveys, HR 360 surveys, healthcare, or educational parent/teacher surveys.

WF: What led to you starting ClassApps? ^

BRIGGS:

I was the lead developer at the original company, (dba) ClassApps, when the owner decided to sell the business. At that time, the owner hired me to run the business for several years, and then I purchased the business from him. During this time the ASP application was converted to a .NET application. The new business structure of ClassApps LLC started in 12/28/2016.

WF: What made you realize that a survey product was the right way to steer the business? ^

BRIGGS: The survey software industry is a $3 billion industry. There is great potential for growth, as our main competitor, Qualtrics, is currently valued at 2.1 billion dollars, and Survey Monkey raised over $150 million in capital last year. Companies recognize they need online survey software, and they can justify using it.

WF: Why was ClassApps an early adopter of GDPR standards? ^

BRIGGS:

SelectSurvey.NET is a globalized software and we target large companies with offices all over the world. We work closely with our clients and were aware of the GDPR requirements prior to their release. We knew our clients needed it, so we started early to make sure we could provide the features and requirements necessary for them to continue using the product that they love.

Most of the smaller companies are only targeting US companies.

WF: How did you develop SelectSurvey.net? ^

BRIGGS: SelectSurvey.NET was born from Classapps' SelectSurvey ASP, one of the first online survey tools that was heavily adopted by higher education and several other industries.

SelectSurvey.NET builds upon the lessons learned from its history, leveraging the latest technologies in a new product with a fresh, easy-to-use interface and robust API and integrations with secure encrypted data.

WF: How is your product priced? ^

BRIGGS:

With the launch of our newest product, we're going to introduce a new pricing plan based on the number of users, responses, and add-ons in combination with a marketing and sales effort.

WF: How are you measuring your growth? ^

BRIGGS: We measure growth based on new users and revenue. Our current focus is on building a sales and marketing structure and refining the product stack and aligning it with the overall marketing and sales strategy. Once the systems and strategy are in place, we'll execute an aggressive push and are anticipating significantly measurable growth the last two quarters of the year.

WF: What does it cost you to bring in new clients? ^

BRIGGS:

Currently, the majority of our customers were referred by our other clients. One of the main focuses for the use of investment funds is to bring our marketing and sales competencies in line with our product capabilities. A strong push into online advertising, email and relationship marketing, search engine and reputation management, and sales. Adoption of a CRM and marketing automation platform and strategy is our first step, which we are in the middle of now.

WF: What is your plan for the next five years?

BRIGGS: I've been working on automating everything, so the focus going forward is going to be scaling the company. All of my processes have been spending time documenting everything, automating everything with code, outsourcing what I can, and getting the company to where it can grow rapidly without running into many roadblocks. Going forward, the strategy's going to be to continue focusing on industries where we make the most profit. That's likely going to end up being HR on-boarding, specific targeting, and pharmaceutical research. That's where we see a lot of opportunity.

WF: What's been your biggest challenge so far?

BRIGGS: Our biggest challenge is taking what has been treated as a boutique product and implementing the strategy and infrastructure to lead us to the market share where we should be.

WF: What worries you the most about the future of the company?

BRIGGS: The frustration that there is so much that can be done with Select Survey.NET, but that due to our historically low pricing, we have hindered ourselves from being able to take advantage of what we have built to grow the company organically with the existing revenue stream.

WF: Why did you decide to try equity crowdfunding?

BRIGGS: Select Survey.NET has consistently improved through our active engagement with the individuals that use it. Our sales have come from our existing clients. It makes sense to use Wefunder because our success to date has been about engaging directly with those that stand to gain the most from an exceptional product with exceptional service.

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RISKS

1 **Terms of subsequent financings may adversely impact your investment.**

We may need to engage in other common equity, debt, or preferred stock financing in the future. As a result of these additional offerings, your rights and the value of your investment in the Common Stock into which the SAFE could be converted, could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise additional equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment, including, a lower purchase price.

2 **Intellectual property could be unenforceable or ineffective.**

One of our most valuable assets is our intellectual property, however, companies, organizations or individuals, including our competitors,

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

ClassApps, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Sheryl Briggs

Owner at ClassApps.com

Atomic Film LLC

Kansas City, Missouri Area • 426

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Experience

Founder
Atomic Film LLC
Jan 2017 – Present • 1 yr 2 mos
Kansas City, Missouri Area

We make movies that make you think.
http://atomic.film

Owner
ClassApps.com
Oct 1998 – Present • 19 yrs 5 mos
Overland Park, KS

Founder and owner
http://ClassApps.com, http://SelectSurvey.NET.
Leading producer of Professional Survey Software and Developer Tools.

Owner
Atomic Design, LLC
Jan 1998 – Present • 20 yrs 2 mos
706 E 19th Street, Kansas City, MO 64108

Founder and Owner.
Custom Software Development Services
http://www.atomicdesignco.com

Owner
Orange Peel Forest Publishing
2005 – 2011 • 6 yrs
Overland Park, KS

Music Publishing Database

Software Engineer
Overland Solutions
2003 – 2004 • 1 yr

Programmer
SoftVu LLC
2003 – 2004 • 1 yr

Software Engineer
Xerox
1989 – 2002 • 13 yrs

Software Engineer, programmer consultant

System Administrator/Software Engineer
Burns & McDonnell
1988 – 1990 • 2 yrs

Electrical Designer
Puritan Bennett
1983 – 1990 • 7 yrs

Electrical Designer
Honeywell Aerospace
1980 – 1989 • 9 yrs

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Circuit board design, CAD administration, CAD design

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Sheri Farmer
Artist, Creative Director
January 28, 2009, Sheryl was a client of Sheri's

Sheri is the best designer I have ever worked with. She is always up to date on the latest technologies with a broad range of experience with all of the latest design tools as well as coding tools. Sheri is a great interface designer, and anything I assign to her she requires very little information up front and I always get what I want and expect plus more. I don't have to worry about anything, the design is always of the very best professional quality every single time. I have used quite a few designers and Sheri is always my number one choice to get the job done right the first time. I can't say enough good things about her work, Sheri always delivers the best quality in all areas of work.

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